Page 1 of 7 Revised: 10/31/2023 POLICY JELD-WEN Holding, Inc. Incentive Compensation Clawback Policy I. Purpose: The purpose of this Incentive Compensation Clawback Policy (the “Policy”) is to define the events that may require Covered Employees or Officers to repay or return to JELD-WEN Holding, Inc. (the “Company”) certain cash and equity Incentive-based Compensation. II. Scope: The Compensation Committee (the “Committee”) of the Company’s Board of Directors adopts this “clawback” policy under which, upon the occurrence of certain events, Covered Employees or Officers may be required to repay or return to the Company certain cash and equity Incentive-based Compensation in the event of that the Company is required to prepare a Restatement (a “Restatement Triggering Event”) or a Misconduct Triggering Event. III. Mandatory Recovery for a Restatement Triggering Event In the event of a Restatement Triggering Event, the Committee shall reasonably promptly (in accordance with the Applicable Rules): 1. Determine the amount of Recoverable Incentive for each Officer in connection with the Restatement; a. For Restatement Eligible Incentive Compensation based on stock price or total shareholder return where the amount of Recoverable Incentive is not subject to mathematical recalculation directly from the information in the applicable Restatement, the amount shall be determined by the Committee (or its designee) based on a reasonable estimate of the effect of the Restatement on the stock price or total shareholder return upon which the Restatement Eligible Incentive Compensation was Received (in which case, the Company shall maintain documentation of such determination of that reasonable estimate and provide such documentation to the Listing Exchange). 2. Provide each Officer with written notice containing the amount of Recoverable Incentive and a demand for repayment or return, as applicable; and 3. Recover the amount of Recoverable Incentive through any Method of Recovery it deems reasonable and appropriate in its discretion based on all applicable facts and circumstances and taking into account the time value of money and the cost to shareholders of delaying recovery paid to an individual during the Applicable Period, unless recovery would be Impracticable. Exhibit 97.1

Page 2 of 7 . Revised: 10/31/2023 IV. Discretionary Recovery for a Misconduct Triggering Event Upon the occurrence of a Misconduct Triggering Event, the Committee may, in its sole discretion, after evaluating the associated costs and benefits, recover all or any portion of the Recoverable Incentive paid to an individual during the Applicable Period. In addition, the Committee may, in its sole discretion and in the reasonable exercise of its business judgment, determine whether and to what extent additional action is appropriate to address the circumstances surrounding such Misconduct Triggering Event so as to minimize the likelihood of any recurrence and to impose such other discipline as it deems appropriate. In exercising the discretion afforded to it under this Policy, the Committee may consider any and all facts it considers relevant under all of the circumstances, including without limitation (i) the likelihood of success of any recovery under this Policy under governing law as compared to the cost and effort involved, (ii) whether the assertion of a claim may prejudice the interests of the Company, including in any related proceeding or investigation, (iii) the passage of time since the occurrence of the Misconduct Triggering Event and (iv) any pending legal proceeding relating to the Misconduct Triggering Event. Subject to applicable law, the Committee may seek to recoup any Recoverable Incentive by requiring any affected Covered Employee to repay such amount to the Company, by set-off, by reducing future compensation, or by such other means or combination of means as the Committee, in its sole discretion, determines to be appropriate. V. Definitions: For the purposes of this Policy, the following terms have the following meanings: A. “Adverse Effect” means any significant adverse impact on the reputation of, or a significant adverse economic consequence for, the Company or any of its affiliated companies, or any division or segment thereof. B. “Applicable Period” means (i) in the case of any Restatement, the three completed fiscal years of the Company immediately preceding the Restatement Date and (ii) in the case of any Improper Conduct, the period commencing one year prior to the date of the Improper Conduct and continuing until the time the Improper Conduct is discovered, as determined by the Committee. C. “Applicable Rules” means Section 10D of the Exchange Act and any applicable rules or standards adopted by the SEC thereunder (including Rule 10D-1 under the Exchange Act) or the Listing Exchange pursuant to Rule 10D-1 under the Exchange Act (including Section 303A.14 of the New York Stock Exchange Listed Company Manual), in each case as may be in effect from time to time.

Page 3 of 7 . Revised: 10/31/2023 D. “Covered Employee” means any officer or other employee who may from time to time receive Incentive-based Compensation from the Company. E. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. F. “Financial Reporting Measures” means measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures. Stock price and total shareholder return shall for purposes of this Policy be considered Financial Reporting Measures. For the avoidance of doubt, a Financial Reporting Measure need not be presented within the Company’s financial statements or included in a filing with the SEC. G. “Impracticable” means in accordance with the good faith determination of the Committee, or if the Committee does not consist of independent directors, a majority of the independent directors serving on the Board of Directors, that either: (i) the direct expenses paid to a third party to assist in enforcing the Policy against an Officer would exceed the amount to be recovered, after the Company has made a reasonable attempt to recover the applicable Recoverable Incentive, documented such reasonable attempt(s) and provided such documentation to the Listing Exchange; (ii) recovery would violate home country law where that law was adopted prior to November 28, 2022, provided that, before concluding that it would be Impracticable to recover any amount of Recoverable Incentive based on violation of home country law, the Company has obtained an opinion of home country counsel, acceptable to the Listing Exchange, that recovery would result in such a violation and a copy of the opinion is provided to the Listing Exchange; or (iii) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of 26 U.S.C. § 401(a)(13) or 26 U.S.C. § 411(a) and regulations thereunder. H. “Improper Conduct” means (i) the conviction or entry of a plea of guilty or nolo contendere to (A) any felony or (B) any crime (whether or not a felony) involving moral turpitude, fraud, theft, breach of trust or other similar acts, whether under the laws of the United States or any state thereof or any similar foreign law to which the person may be subject; (ii) being engaged or having engaged in conduct constituting breach of fiduciary duty, dishonesty, willful misconduct or material neglect relating to the Company or any of its subsidiaries or the performance of a person’s duties; (iii) appropriation (or an overt act attempting appropriation) of a material business opportunity of the Company or any of its subsidiaries; (iv) misappropriation (or an overt act attempting misappropriation) of any funds of the Company or any of its

Page 4 of 7 . Revised: 10/31/2023 subsidiaries; (v) the willful failure to (A) follow a reasonable and lawful directive of the Company or any of its subsidiaries at which a person is employed or provides services, or the Committee or (B) comply with any written rules, regulations, policies or procedures of the Company or a subsidiary at which a person is employed or to which he or she provides services which, if not complied with, would reasonably be expected to have more than a de minimis Adverse Effect on the business or financial condition of the Company; (vi) violation of a person’s employment, consulting, separation or similar agreement with the Company or any non-disclosure, non-solicitation or non- competition covenant in any other agreement to which the person is subject; (vii) deliberate and continued failure to perform material duties to the Company or any of its subsidiaries; or (viii) violation of the Company’s Code of Business Conduct and Ethics, as it may be amended from time to time. I. “Incentive-based Compensation” means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure. Incentive-based Compensation also includes time-based restricted stock unit awards (vested and unvested) with respect to any Misconduct Triggering Event. For the avoidance of doubt, Incentive-based Compensation includes commissions. J. “Method of Recovery” includes, but is not limited to: (i) requiring reimbursement of any Recoverable Incentive; (ii) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards; (iii) offsetting the Recoverable Incentive from any compensation otherwise owed by the Company to an Officer; (iv) cancelling outstanding vested or unvested equity awards; and/or (v) taking any other remedial and recovery action permitted by applicable law, as determined by the Board of Directors or the Committee. K. “Misconduct Triggering Event” means, with respect to any Covered Employee, that person engaging in or having engaged in fraud or willful misconduct that results in a Restatement or otherwise engaging in or having engaged in Improper Conduct. L. “Listing Exchange” means the New York Stock Exchange or such other U.S. national securities exchange or national securities association on which the Company’s securities are listed. M. “Officer” has the meaning set forth in Rule 16a-1(f) of the Exchange Act, as applied by the Board of Directors from time to time, and any other senior executive of the Company who may from time to time be deemed subject to the Policy by the Committee.

Page 5 of 7 . Revised: 10/31/2023 N. “Recoverable Incentive” means (i) with respect to each Officer in connection with a Restatement Triggering Event, the amount of Restatement Eligible Incentive Compensation that exceeds the amount of Restatement Eligible Incentive Compensation that otherwise would have been Received had it been determined based on the restated amounts, computed without regard to any taxes paid and (ii) with respect to any Misconduct Triggering Event, the amount of any Incentive-Based compensation (including stock options and other equity awards (vested and unvested)) paid to or in respect of an individual during the Applicable Period that the Committee determines, in its sole discretion, to be appropriate in light of the scope and nature of the Improper Conduct. With respect to a Misconduct Triggering Event, in no event will the amount of Recoverable Incentive exceed the total amount of Incentive-based Compensation paid or granted during the Applicable Period. O. “Received” shall, with respect to any Incentive-based Compensation, mean deemed receipt and Incentive-based Compensation shall be deemed received in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-based Compensation award is attained, even if the payment or grant of the Incentive-based Compensation occurs after the end of that period. For the avoidance of doubt, Incentive-based Compensation that is subject to both a Financial Reporting Measure vesting condition and a service-based vesting condition shall be considered received when the Financial Reporting Measure is achieved, even if the Incentive-based Compensation continues to be subject to the service-based vesting condition. P. “Restatement” means an accounting restatement: (i) due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements (a “Big R” restatement); or (ii) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “little r” restatement). For the avoidance of doubt, a Restatement will not be deemed to occur in the event of a restatement of the Company’s financial statements due to a retrospective (i) application of a change in accounting principles; (ii) revision to reportable segment information due to a change in the structure of the Company’s internal organization; (iii) reclassification due to a discontinued operation; (iv) application of a change in reporting entity, such as from a reorganization of entities under common control; or (v) revision for stock splits, reverse stock splits, stock dividends, or other changes in capital structure. Q. “Restatement Date” means the earlier to occur of: (i) the date the Board of Directors, a committee of the Board of Directors or an officer of the Company

Page 6 of 7 . Revised: 10/31/2023 authorized to take such action if Board of Directors or Committee action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare a Restatement; or (ii) the date a court, regulator or other legally authorized body directs the Company to prepare a Restatement. R. “Restatement Eligible Incentive Compensation” means, with respect to each individual who served as an Officer at any time during the applicable performance period for any Incentive-based Compensation (whether or not such individual is serving as an Officer at the time the Recoverable Incentive is required to be repaid to the Company), all Incentive-based Compensation Received by such individual: (i) on or after October 2, 2023; (ii) after beginning service as an Officer; (iii) while the Company has a class of securities listed on the Listing Exchange; and (iv) during the Applicable Period. S. “SEC” means the U.S. Securities and Exchange Commission. T. “Triggering Event” means either a Restatement Triggering Event or a Misconduct Triggering Event. VI. Indemnification and Disclosure: INDEMNIFICATION PROHIBITION The Company shall not be permitted to indemnify any Officer against the loss of any Recoverable Incentive that is repaid, returned or recovered in connection with a Restatement Triggering Event, pursuant to the terms of this Policy and/or pursuant to the Applicable Rules or to pay or reimburse any Officer for the cost of third-party insurance purchased by an Officer to cover any such loss under this Policy and/or pursuant to the Applicable Rules. Further, the Company shall not enter into any agreement that exempts any Incentive-based Compensation from the application of this Policy relating to a Restatement Triggering Event or that waives the Company’s right to recovery of any Recoverable Incentive relating to a Restatement Triggering Event and this Policy shall supersede any such agreement (whether entered into before, on or after October 2, 2023). Any such purported indemnification (whether oral or in writing) shall be null and void. DISCLOSURE The Company shall file all disclosures with respect to this Policy in accordance with the requirements of U.S. federal securities laws, including any disclosure required by applicable SEC rules. The Company shall disclose to its stockholders, not later than the filing of the next following proxy statement, the actions taken or the decision not to take action with regard to recovery or non-recovery, as the case may be, of Recoverable Incentive (including reporting

Page 7 of 7 . Revised: 10/31/2023 the aggregate amounts recovered) related to any Triggering Event, if such event has been previously disclosed in the Company’s filings with the SEC. VII. Management and Administration: ADMINISTRATION Except as specifically set forth herein, this Policy shall be administered by the Committee. Any determinations made by the Board or its committees shall be final and binding on all affected individuals and need not be uniform with respect to each individual covered by this Policy. Subject to any limitation under applicable law, the Committee may authorize and empower any officer or employee of the Company to take any and all actions necessary or appropriate to carry out the purpose and intent of this Policy (other than with respect to any recovery under this Policy involving such officer or employee). The Committee is authorized to engage, on behalf of the Company, any third-party advisors it deems advisable in order to perform any calculations contemplated by this Policy. INTERPRETATION AND COMPLIANCE This Policy will be interpreted and enforced, and appropriate disclosures and filings will be made, in a manner that is consistent with the Applicable Rules. The terms of this Policy shall also be construed and enforced in such a manner as to comply with applicable law, including the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any other law or regulation that the Committee determines is applicable. To the extent the Applicable Rules require the Company to recover Incentive-based Compensation in additional circumstances besides those specified above, nothing in this Policy shall be deemed to restrict the right of the Company to recover Incentive-based Compensation to the fullest extent required by the Applicable Rules. To the extent any provision of this Policy is in any manner deemed inconsistent with or unenforceable or invalid by the Applicable Rules, this Policy shall be treated as retroactively and automatically amended to be compliant with such rules and such provision shall be applied to the maximum extent permitted by applicable law. AMENDMENT AND TERMINATION The Committee may terminate this Policy at any time. The Committee may also, from time to time, suspend, discontinue, revise, or amend this Policy in any respect whatsoever. Nothing in this Policy will be deemed to limit or restrict the Company from providing for recoupment, repayment and/or forfeiture of compensation (including Incentive-based Compensation) under circumstances not set forth in this Policy. Notwithstanding anything in this paragraph to the contrary, no amendment or termination of this Policy shall be effective if such amendment or termination would (after taking into account any actions taken by the Company contemporaneously with such amendment or termination) cause the Company to violate the Applicable Rules, or any federal securities law, SEC rule or Listing Exchange rule.